Exhibit 99.1

Pacific Premier Bancorp to Participate in

Sandler O’Neill + Partners 2016 West Coast Financial Services Conference

Irvine, Calif., March 8, 2016 — Pacific Premier Bancorp, Inc. (NASDAQ: PPBI), the holding company of Pacific Premier Bank, announced today that Steve R. Gardner, President and Chief Executive Officer, will participate in the Sandler O’Neill + Partners 2016 West Coast Financial Services Conference on March 8, 2016 in San Diego. Mr. Gardner will hold a series of meetings with institutional investors while at the conference.

A copy of the investor presentation to be used at the conference will be filed on Form 8-K with the Securities and Exchange Commission and can be accessed through the SEC Filings tab in the Investor Relations section of the Company’s website at www.ppbi.com.

About Pacific Premier Bancorp, Inc.

The Company is the holding company for the Bank, one of the largest community banks headquartered in Southern California. The Bank is a business bank primarily focused on serving small and middle market businesses in the counties of Los Angeles, Orange, Riverside, San Bernardino and San Diego, California. The Bank offers a diverse range of lending products including commercial, commercial real estate, construction, and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide. The Bank serves its customers through its 19 full-service depository branches in Southern California located in the cities of Corona, Encinitas, Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, Riverside, San Bernardino, San Diego, Seal Beach, Orange, Redlands and Murrieta.

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Contact:

Pacific Premier Bancorp, Inc.

Steve R. Gardner

President/CEO

949.864.8000

E. Allen Nicholson

Executive Vice President/CFO

949.864.8000